EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of August 13, 2014 by and between Interphase Corporation, a Texas corporation (the “Company”), and Hodges Small Cap Fund, a Massachusetts Registered Investment Company (“Purchaser”).

RECITALS

A.     The Company has authorized the sale and issuance of 1,367,000 shares (the “Shares”) of the common stock of the Company, $0.10 par value per share (the “Common Stock”), to Purchaser in a private placement (the “Offering”).

B.     Pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, the Shares, on the terms and subject to the conditions set forth in this Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Purchase of the Shares.

1.1     Sale and Purchase. The Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company, the Shares for an aggregate purchase price of $3,349,150 (the “Purchase Price”).

1.2     Closing; Closing Date. The completion or closing of the sale and purchase of the Shares (the “Closing”) shall be held at 9:00 a.m. (Central Time) on the date hereof (the “Closing Date”), at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, TX 75201. The parties hereto need not attend the Closing in person, and the delivery of all documents and funds as described in Section 4 may be effected by wire transfer and electronic mail or facsimile transmission.

1.3     Delivery of the Shares and Purchase Price. Pursuant to Section 4.1(b) and subject to the terms and conditions hereof, the Company will deliver to Purchaser a stock certificate registered in Purchaser’s name, representing the Shares, dated as of the Closing Date. At the Closing, subject to the terms and conditions hereof, Purchaser will cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in the amount of the Purchase Price.

2.             Representations of the Company. The Company hereby represents to Purchaser, except as set forth in the Company SEC Documents (as defined in Section 2.5), as follows:

2.1     Authorization. All corporate action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement and the Registration Rights Agreement (as defined in Section 4.1(c)) (the “Transaction Documents”) has been taken. The Company has the requisite corporate power to enter into the Transaction Documents and carry out and perform its obligations under the Transaction Documents, including the requisite corporate power to issue and sell the Shares. The Transaction Documents have been duly authorized, executed, and delivered by the Company and, upon due execution and delivery by Purchaser of the Transaction Documents, the Transaction Documents will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally and to general equitable principles.

2.2     No Conflict with Other Instruments. The execution, delivery, and performance of the Transaction Documents, the issuance and sale of the Shares, and the consummation of the other transactions contemplated by the Transaction Documents will not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (A) any provision of the Company’s Articles of Incorporation or Bylaws as in effect at the Closing; (B) any contract, instrument, or other agreement to which the Company or any subsidiary (as defined in Section 2.7) is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (each, a “Material Contract”); or (C) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of their respective assets or properties, including (assuming (1) the accuracy of the representations of Purchaser set forth in Section 3.3, (2) none of the directors, executive officers, other officers of the Company participating in the Offering or any beneficial owner of 20% or more of the Company’s outstanding voting equity (each, an “Insider”) is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D and (3) the Insiders have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of Regulation D) federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including the Principal Market; or (ii) result in the creation or imposition of any lien, encumbrance, or other adverse claim whatsoever upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, acceleration, or cancellation of any Material Contract; except in the case of (i)(B) and (ii) above, as would not result in a material adverse effect on the Company or its subsidiaries’ (taken as a whole) business, financial condition, properties, results of operations, or assets, or the Company’s ability to perform its obligations under the Transaction Documents (a “Material Adverse Effect”).

2.3     Articles of Incorporation; Bylaws. The Company has made available to Purchaser true, correct, and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4     Existence, Good Standing, and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted. The Company has full corporate power and authority to own, operate, and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.5     SEC Filings; Financial Statements. The Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “10-K”), and all other reports or proxy statements filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2013 and prior to the date hereof (collectively, the “Company SEC Documents”): (i) at the time of filing thereof, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”); and (ii) as of the respective dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents are the only filings required of the Company pursuant to the Exchange Act for such period. The financial statements included in each Company SEC Document (A) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be disclosed therein or in the notes thereto and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements are subject to year-end audit adjustments; and (B) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows and changes in shareholders’ equity for the periods shown. Except as set forth in the financial statements included in the Company SEC Documents filed prior to the date hereof, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2014 or liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to March 31, 2014 have not had, and are not reasonably expected to have, a Material Adverse Effect.

2.6     Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which (i) 7,010,106 shares are issued and outstanding as of the date of this Agreement, and (ii) 2,206,628 shares are reserved for issuance under the Company’s equity incentive plans as of the date of this Agreement. All issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws (or the applicable statutes of limitation regarding such issuances have expired), and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or as disclosed in the Company SEC Documents, there are no (i) outstanding rights (including preemptive rights), warrants, or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; (ii) obligations of the Company to purchase, redeem, or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares.

2.7     Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is validly existing and in good standing under the laws of its jurisdiction of formation or organization and has all requisite entity power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as set forth in the Company SEC Documents, all of the outstanding capital stock or other equity interest of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

2.8     Valid Issuance. The Shares are duly authorized and, when issued, sold, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale, and delivery of the Shares in accordance with the terms hereof will not be subject to any preemptive rights of shareholders of the Company.

2.9     Offering. Assuming (i) the accuracy of the representations of Purchaser set forth in Section 3.3, (ii) none of the Insiders is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D and (iii) the Insiders have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of Regulation D, the offer, issue and sale of the Shares to Purchaser as contemplated hereby are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to Purchaser. Other than the Company SEC Documents and drafts of the Transaction Documents, the Company has not distributed prior to the Closing Date any offering material in connection with the offering and sale of the Shares.

2.10   Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company (the “Company’s Knowledge”), currently threatened against the Company or any of its subsidiaries, that (i) if adversely determined would reasonably be expected to have a Material Adverse Effect or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes any action, suit, proceeding, or investigation, pending or threatened, that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents and perform its obligations under the Transaction Documents.

2.11   Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state or local governmental authority on the part of the Company is required for the execution, delivery, and performance by the Company of the Transaction Documents and the offer, issuance, and sale of the Shares, except for post-sale filings pursuant to applicable state and federal securities laws, which will be made by the Company on a timely basis.

2.12   No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

2.13   Compliance. The Company is not in violation of its Articles of Incorporation or Bylaws. Neither the Company nor any subsidiary has been advised, or has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect. The Company and each subsidiary has all necessary franchises, licenses, certificates, and other authorizations from any foreign, federal, state, or local government or governmental agency, department, or body that are currently necessary for the operation of its business as currently conducted, except where the failure to currently possess such franchises, licenses, certificates, and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14   No Material Changes. Since March 31, 2014, there has not been any change that has had, or would reasonably be expected to have, a Material Adverse Effect. Since March 31, 2014, the Company has not declared or paid any dividend or distribution on its capital stock.

2.15   Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries, and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s Knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract, as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents, the Transaction Documents, and the amendment to the Company’s Rights Agreement dated as of July 29, 2011 resulting in the expiration of rights thereunder.

2.16   Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Principal Market”), and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance, in all material respects, with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Shares does not require shareholder approval pursuant to the rules and regulations of the Principal Market.

2.17   Form S-3 Eligibility. The Company is eligible to register the Shares for resale by Purchaser using Form S-3 promulgated under the Securities Act.

2.18   Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

2.19   Taxes. The Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company’s Knowledge, there is no tax deficiency which has been asserted or threatened against it by any taxing jurisdiction.

2.20   Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company believes is adequate for its business, including insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.21   Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of an investment company within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.22   Internal Controls and Disclosure Controls.

(a)     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) and has designed such controls and procedures to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(b)     Since the date of the most recent evaluation of such internal controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c)     Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities in which the Company or its control persons have an equity interest, that may have a material current or future effect on the Company’s or any subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.

2.23   No General Solicitation. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

2.24   Application of Takeover Protections; Rights Agreement. The Company has taken all action, as necessary, including the amendment of its Rights Agreement dated as of July 29 2011 to result in the expiration of rights thereunder, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to Purchaser as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Shares and Purchaser’s ownership of the Shares.

2.25   No Manipulation. The Company has not taken and will not take any action designed to, or that might reasonably be expected to, cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. With the exception of the proposal to sell the Shares as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in this Section 2.25 in effecting transactions in securities of the Company.

2.26   Certain Acknowledgements. Anything in this Agreement to the contrary notwithstanding (except for Sections 3.7 and 5.9), it is understood and acknowledged by the Company that: (i) Purchaser has not been asked by the Company to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by Purchaser, specifically including Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) Purchaser, and counter-parties in “derivative” transactions to which Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) Purchaser may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach hereof.

3.             Representations of Purchaser. Purchaser hereby represents to the Company as follows:

3.1     Legal Power. Purchaser is validly existing and has all requisite corporate, partnership, or limited liability company power and authority to invest in the Shares pursuant to this Agreement. Purchaser has the requisite authority to enter into the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents. All action on Purchaser’s part required for the lawful execution and delivery of the Transaction Documents has been taken.

3.2     Due Execution. The Transaction Documents have been duly authorized, executed, and delivered by Purchaser, and, upon due execution and delivery by the Company of the Transaction Documents, the Transaction Documents will be valid and binding agreements and obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3     Investment Representations.

(a)     Investment for Own Account. Purchaser is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act. Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(b)     Transfer Restrictions; Legends. Purchaser understands that (i) the Shares are characterized as “restricted securities” under the U.S. federal securities laws, inasmuch as they have not been registered under the Securities Act and are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances; (ii) the Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by Purchaser in this Agreement, and Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each certificate representing the Shares will contain the following legend until the earlier of (1) such date as the Shares have been registered for resale by Purchaser or (2) the date the Shares are eligible for sale under Rule 144 under the Securities Act or any successor rule (“Rule 144”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless the conditions specified in the foregoing legend are satisfied or unless the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, or other satisfactory assurances of such nature are given to the Company. The Company acknowledges and agrees that Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account, and if required under the terms of such agreement or account, Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by Purchaser under the pledge. No notice shall be required of such pledge. At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. The certificates representing the Shares shall not bear any legend (including the legend set forth in this Section 3.3(b)): (i) following a sale of such Shares pursuant to an effective registration statement (including the registration statement contemplated by the Registration Rights Agreement), or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Following such time as a restrictive legend is not required to be placed on the certificates representing the Shares, the Company will, no later than three Trading Days (as defined below) following the delivery by Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares containing a restrictive legend, deliver or cause to be delivered to Purchaser Shares that are free from the restrictive legend provided for in this Section 3.3(b). Upon request of Purchaser, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after such time as restrictive legends are not required on the Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 3.3(b). Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company system. Purchaser agrees that the removal of the restrictive legend as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom. “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Principal Market or any other national securities exchange, market or trading or quotation facility or (b) if the Common Stock is not listed or quoted as set forth in clause (a), any business day.

(c)     Financial Sophistication; Due Diligence. Purchaser can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Purchaser has, in connection with its decision to purchase the Shares, relied only upon the representations contained herein and the information contained in the Company SEC Documents. Further, Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and the business and affairs of the Company as Purchaser considers necessary in order to form an investment decision. The Company has made available to Purchaser through the SEC’s EDGAR system, true and complete copies of the Company SEC Documents.

(d)     Accredited Investor Status. As indicated by the questionnaire referred to in Section 4.2(iv) hereof, Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e)     Residency. Purchaser is organized under the laws of the State of Massachusetts and its principal place of operations is in the State of Texas.

(f)     General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that Purchaser first contacted the Company regarding the transactions contemplated hereunder, Purchaser had a pre-existing relationship with the Company.

3.4     No Investment, Tax or Legal Advice. Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.5     Additional Acknowledgement. Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person (other than Purchaser’s own advisors). Purchaser acknowledges that the information and data provided to Purchaser in connection with the transaction contemplated hereby has not been subjected to independent verification. Purchaser acknowledges that it has not taken any actions that would deem it to be a member of a “group” for purposes of Section 13(d) of the Exchange Act.

3.6     Limited Ownership. The purchase of the Shares will not result in Purchaser (individually or together with any other person or entity with whom Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-Closing basis. Purchaser does not intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-Closing basis.

3.7     Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing from the time that Purchaser first discussed with the Company the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above in this Section 3.7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement. Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

4.     Closing Deliveries.

4.1     Company Deliveries. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following:

(a)     this Agreement, duly executed by the Company;

(b)     scanned or facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 3.3(b)), evidencing the Shares and issued in the name of Purchaser (the “Stock Certificate”), with the original Stock Certificates delivered within two Trading Days after the Closing Date;

(c)     that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and Purchaser (the “Registration Rights Agreement”), duly executed by the Company;

(d)     a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Shares, (ii) certifying the current versions of the Articles of Incorporation and Bylaws of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Company.

4.2     Purchaser Deliveries. On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following:

(i)     this Agreement, duly executed by Purchaser;

(ii)     the Purchase Price in United States dollars and in immediately available funds by wire transfer to the Company;

(iii)     the Registration Rights Agreement, duly executed by Purchaser; and

(iv)     a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company.

5.             Additional Covenants.

5.1     Reporting Status. The Company agrees to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

5.2     Listing. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock, including the Shares, on the Principal Market (or such other trading market that the Company applies to have the Common Stock traded on) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market, if and as applicable.

5.3     Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares shall be amended appropriately to account for such event.

5.4     Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides Purchaser or such agents or counsel with the opportunity to accept or refuse to accept such material non-public information for review. If Purchaser wishes to obtain such information, it shall execute a written agreement with the Company regarding the confidentiality and use of such information. Furthermore, if the Company has disclosed any material non-public information to Purchaser, Purchaser has no duty to keep such information confidential following the public announcement of this transaction.

5.5     Securities Laws Disclosure; Publicity. The Company shall on the first Trading Day following execution of this Agreement, issue a press release describing the sale of the Shares contemplated hereby and (ii) file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing all material terms of the transactions contemplated by this Agreement and the Registration Rights Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement in the form and at the time required by the Exchange Act. Thereafter, the Company shall use commercially reasonable efforts to timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and (unless Purchaser otherwise has access) provide copies thereof to Purchaser promptly after filing.

5.6     Acknowledgement. Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. While the registration statement contemplated by the Registration Rights Agreement (the “Registration Statement”) remains effective, Purchaser may sell the Shares in accordance with the plan of distribution contained in the Registration Statement (if it is selling such securities pursuant to the Registration Statement), and if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, Purchaser will refrain from selling such Shares until such time as Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

5.7     Limits on Additional Issuances. The Company will not, for a period of six months following the Closing Date, offer for sale or sell any securities unless, upon the advice of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. Except for the issuance of equity awards under the Company’s equity incentive plans, the issuance of Common Stock upon exercise of outstanding options and the Offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

5.8     Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Shares, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any state securities laws in connection with the sale of Shares.

5.9     Short Sales and Confidentiality After The Date Hereof. Purchaser covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain the confidentiality of the existence and terms of this transaction and any material non-public information provided to Purchaser. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced, (ii) Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced and (iii) Purchaser shall have no duty of confidentiality to the Company or its subsidiaries with respect to the transactions contemplated by this Agreement after the issuance of the 8-K Filing. Notwithstanding the foregoing, if Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the covenant set forth above in this Section 5.9 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement.

5.10   Standstill. From and after the Closing Date until the third anniversary of the Closing Date, unless the prior written consent of the Board of Directors of the Company has been obtained or unless Purchaser and its Affiliates have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 5% of the Common Stock, neither Purchaser nor any of its Affiliates will in any manner, directly or indirectly, (a) effect, seek, offer, or propose (whether publicly or otherwise), or cause or participate in or in any way assist any other Person to effect, seek, offer, or propose (whether publicly or otherwise) (i) any acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities issued by the Company that would result in Purchaser and its Affiliates having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Stock; (ii) any tender or exchange offer, merger, or other business combination involving the Company; (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company; or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the SEC) to vote, or refrain from voting, any voting securities issued by the Company or to solicit any consents of the Company’s shareholders; (b) form, join, or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities issued by the Company or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, or policies of the Company; (c) take any action which might require the Company to make a public announcement regarding any of the types of matters set forth in (a) or (b) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Purchaser also agrees during such period not to (x) request that the Company (or its directors, officers, employees, or agents), directly or indirectly, amend or waive any provision of this Section 5.10 (including this sentence) or (y) communicate with the Company’s shareholders.

6.            Miscellaneous.

6.1     Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof that would apply the laws of any other state, and the federal laws of the United States.

6.2     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

6.3     Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and neither party shall be liable or bound to the other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4     Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5     Amendment and Waiver. Except as otherwise provided herein, any term or provision of this Agreement may be amended and the observance of any term or provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon Purchaser, each future holder of Shares, and the Company.

6.6     Fees and Expenses. Except as otherwise set forth herein, each of the Company and Purchaser shall bear its own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereto hereby agrees to indemnify against, and hold harmless from, any liability the other party hereto for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

6.7     Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified mail, postage prepaid, or overnight or local courier, or by facsimile and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by local courier, on the date of delivery or (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this Section 6.7:

if to the Company, to:

Interphase Corporation

4240 International Parkway, Suite 105

Carrollton, Texas 75007

Attention: Thomas N. Tipton, Jr., Chief Financial Officer

Facsimile: 214-654-5500

with a copy (which shall not constitute notice) to:

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, TX 75201

Attention: Richard A. Tulli

Facsimile: 214-999-3676

if to Purchaser, to:

Hodges Small Cap Fund

2905 Maple Avenue

Dallas, TX 75201

Attention: Eric Marshall

Facsimile: 214-954-1523

6.8     Interpretation. For purposes of this Agreement, unless the context otherwise requires or unless otherwise specified, (i) the word “including” means “including, without limitation”, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the masculine gender shall also include the feminine and neutral genders, and vice versa, (iv) the headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof, (v) in the event a subject matter is addressed in more than one representation in Section 2, Purchaser shall be entitled to rely only on the most specific representation addressing such matter, and (v) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

6.9     Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

INTERPHASE CORPORATION

By:	/s/ Gregory B. Kalush
Name:	Gregory B. Kalush
Title:	Chief Executive Officer

HODGES SMALL CAP FUND

By:	/s/ Eric Marshall
Name:	Eric Marshall
Title:	Portfolio Manager